As filed with the Securities and Exchange Commission on June 20, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2003

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

Item 5 Other Events

     By press release dated June 20, 2003, First Charter Corporation (the “Company”) announced several initiatives designed to improve asset quality and reposition and strengthen its balance sheet in the weak economic environment. The press release also states that the effect of these initiatives and the current adverse business conditions are expected to result in an increased provision for loan losses and that second quarter and full year 2003 earnings are expected to be below previous earnings guidance. Reference is made to the Company’s news release dated June 20, 2003 which is included as exhibit 99.1 to this Current Report on Form 8-K.

Item 7 Financial Statements and Exhibits

(c)	The following exhibits are filed herewith:

Exhibit No.	Description

99.1	News release disseminated on June 20, 2003 by First Charter Corporation.

99.2	Slide Package prepared for use by First Charter Corporation Executives for the conference call to be held on June 20, 2003.

Item 9 REGULATION FD DISCLOSURE

     On June 20, 2003, at 11:00 a.m., the Company will hold a simultaneous analyst presentation and audio webcast. The slide package prepared for use by the Company’s executives at this presentation is furnished herewith as Exhibit 99.2 and is incorporated by reference in this Item 9. The slide presentation is posted to the Company’s website, www.firstcharter.com. All of the information in the presentation is presented as of June 20, 2003, and First Charter Corporation does not assume any obligation to update such information in the future.

     The information included in this Item 9., as well as Exhibit 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Robert O. Bratton

Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: June 20, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on June 20, 2003 by First Charter Corporation.

99.2	Slide Package prepared for use by First Charter Corporation Executives for the conference call to be held on June 20, 2003